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                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 15, 2000, relating to the financial statements and financial highlights of Prudential Tax-Managed Small-Cap Fund, Inc., formerly Prudential Small-Cap Quantum Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
January 10, 2001